Exhibit 99.1

Appili Therapeutics Inc.

Interim Condensed Consolidated Financial Statements

(Unaudited)

June 30, 2024

August 13, 2024

Management’s Responsibility for Financial Reporting

The accompanying unaudited interim condensed consolidated financial statements of Appili Therapeutics Inc. (the “Company”) are the responsibility of management and have been approved by the Board of Directors. The unaudited interim condensed consolidated financial statements have been prepared by management in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The unaudited interim condensed consolidated financial statements include some amounts and assumptions based on management’s best estimates, which have been derived with careful judgment.

In fulfilling its responsibilities, management has developed and maintained a system of internal accounting controls. These controls are designed to ensure that the financial records are reliable for preparation of the unaudited interim condensed consolidated financial statements. The Board of Directors reviewed and approved the Company’s unaudited interim condensed consolidated financial statements.

(signed)	“Don Cilla”	(signed)	“Kenneth Howling”
	President & Chief Executive Officer		Acting Chief Financial Office

(1)

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Financial Position

(Unaudited)

As at June 30, 2024 and March 31, 2024

	June 30,	March 31,
	2024	2024
	$	$
Assets
Current Assets
Cash	301,265	94,493
Accounts receivable (note 4)	1,762,437	1,158,035
Investment tax credit receivable	25,900	15,300
Prepaid expenses and deposits	116,700	192,433
	2,206,302	1,460,261
Non-Current Assets
Property and equipment	26,777	30,142
Total Assets	2,233,079	1,490,403

Liabilities
Current Liabilities
Accounts payable and accrued liabilities (note 5)	4,524,115	4,183,176
Current portion of long-term debt (note 6)	9,201,749	7,309,657
Corporate taxes payable	43,063	47,149
	13,768,927	11,539,982
Non-Current liabilities
Long-term debt (note 6)	850,300	875,200
Total Liabilities	14,619,227	12,415,182

Shareholders’ equity	(12,386,148)	(10,924,779)

Total Liabilities and Shareholder’s Equity	2,233,079	1,490,403

Going concern (note 1)
Contingencies (note 11)
Subsequent events (note 12)

Approved by the Board of Directors

Signed	“Prakash Gowd”	Signed	“Theresa Matkovits”
	Director		Director

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(2)

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

For the three months ended June 30, 2024 and 2023

	Share Capital	Contributed Surplus	Warrants	Deficit	Total
	$	$	$	$	$
	(note 7)	(note 8)	(note 9)

Balance- March 31, 2023	42,323,359	6,412,963	9,178,905	(65,312,206)	(7,396,979)
Employee share options:
Value of services recognized	-	147,346	-	-	147,346
Fair value of related party loan	-	31,300	-	-	31,300
Net loss and comprehensive loss for the period	-	-	-	(1,548,559)	(1,548,559)
Balance- June 30, 2023	42,323,359	6,591,609	9,178,905	(66,860,765)	(8,766,892)
Expired Warrants	-	6,203,902	(6,203,902)	-	-
Employee share options:
Value of services recognized	-	44,000	-	-	44,000
Fair value of related party loan	-	30,464	-	-	30,464
Net loss and comprehensive loss for the period	-	-	-	(2,232,351)	(2,232,351)
Balance- March 31, 2024	42,323,359	12,869,975	2,975,003	(69,093,116)	(10,924,779)
Expired Warrants	-	140,000	(140,000)	-	-
Employee share options:
Value of services recognized	-	80,014	-	-	80,014
Fair value of related party loan	-	43,528	-	-	43,528
Net loss and comprehensive loss for the period	-	-	-	(1,584,911)	(1,584,911)
Balance- June 30, 2024	42,323,359	13,133,517	2,835,003	(70,678,027)	(12,386,148)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(3)

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Loss and Comprehensive Loss

(Unaudited)

For the three months ended June 30, 2024 and 2023

	June 30,	June 30,
	2024	2023
	$	$
Income
Interest income	-	8,327
	-	8,327

Expenses
Research and development	2,020,332	1,231,787
General and administrative	764,548	932,711
Business development	-	66,568
Financing costs	1,231,105	381,286
Government assistance	(2,487,785)	(922,576)
Exchange gain/(loss)	56,711	(145,390)
	1,584,911	1,544,386

Loss before income taxes	(1,584,911)	(1,536,059)

Provision for income taxes	-	12,500

Net loss and comprehensive loss for the period	(1,584,911)	(1,548,559)

Basic and diluted loss per share	(0.01)	(0.01)

Weighted-average shares outstanding	121,266,120	121,266,120

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(4)

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the three months ended June 30, 2024 and 2023

	June 30	June 30
	2024	2023
	$	$
Cash provided by (used in)
Operating activities
Net loss and comprehensive loss for the period	(1,584,911)	(1,548,559)
Changes to operations not involving cash:
Amortization of property and equipment	3,365	3,442
Non-cash finance costs	1,231,105	381,474
Share-based compensation	80,014	147,346
Unrealized gain from changes in foreign currency	(420)	(690)
Unrealized foreign exchange translation (LZH)	53,033	(142,196)
	(217,814)	(1,159,183)
Net changes in non-cash operating working capital:
Increase in amounts receivable	(604,402)	(894,668)
Increase in investment tax credits receivable	(10,600)	(8,000)
Decrease (increase) in prepaids expenses and deposits	75,733	(54,665)
Increase in accounts payable and accrued liabilities	625,008	92,674
	(132,075)	(2,023,842)
Financing activities
Proceeds from long-term debt	400,000	150,000
Repayment of long-term debt	(42,759)	(23,225)
Accreted interest involving cash	(18,814)	(19,199)
	338,427	107,576
Investing activities
Additions to property and equipment	-	(29,717)
	-	(29,717)

Net change in cash during the period	206,352	(1,945,983)
Cash - Beginning of period	94,493	2,465,882
Changes due to foreign exchange	420	690
Cash - End of period	301,265	520,589

Supplementary cash flow
Interest paid	18,814	422,135

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(5)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

1	Nature of operations and liquidity risk

Appili Therapeutics Inc. (the “Company” or “Appili”) is a biopharmaceutical company dedicated to advancing the global fight against infectious diseases by matching clearly defined patient needs with drug development programs that provide solutions to existing challenges patients, doctors and society face. Appili has one wholly owned subsidiary, Appili Therapeutics Inc. USA. The Company is domiciled in Halifax, Nova Scotia. The Company exists under the Canada Business Corporations Act, and its Class A common shares (“common shares”) are listed for trading on the Toronto Stock Exchange (“TSX”) under the symbol “APLI”. The Company also trades in the United States on the OTCQX Exchange. The address of its principal place of business is #21-1344 Summer Street, Halifax, Nova Scotia, Canada.

Aditxt Transaction

On April 2, 2024, the Company announced that it had entered into a definitive arrangement agreement (the “Arrangement Agreement”) pursuant to which Aditxt, through its wholly-owned subsidiary, Adivir, Inc. (“Adivir” or the “Buyer”), agreed to acquire all of the issued and outstanding Class A common shares (the “Appili Shares”) of the Company by way of a court-approved plan of arrangement under the Canada Business Corporations Act (the “Transaction”).

Under the terms of the Arrangement Agreement, shareholders of the Company (the “Appili Shareholders”) will receive (i) 0.002745004 of a share of common stock (each whole share, an “Aditxt Share”) of Aditxt (the “Share Consideration”) and (ii) US$0.0467 (or approximately CAD$0.0633 with reference to the Bank of Canada closing exchange rate on March 29, 2024) for each Appili Share held (the “Cash Consideration” and together with the Share Consideration collectively, the “Transaction Consideration”) representing implied total consideration per Appili Share of approximately US$0.0561(or approximately CAD$0.07598 with reference to the Bank of Canada closing exchange rate on March 29, 2024) based on the closing price of the Aditxt shares on March 28, 2024.

The Transaction will be affected by way of a court-approved plan of arrangement pursuant to the Canada Business Corporations Act. Under the terms of the Arrangement Agreement, Adivir will acquire all of the issued and outstanding Appili Shares, with each Appili Shareholder receiving the Transaction Consideration. In connection with the Transaction, each outstanding option and warrant of the Company will be cashed-out based on the implied in-the-money value of the Transaction Consideration.

In connection with the Transaction Aditxt will: (i) agree to repay no less than 50% in outstanding senior secured debt at the closing of the Transaction (the “Closing”) and to repay the remaining outstanding senior secured debt by no later than December 31, 2024; (ii) assume all of the Company’s remaining outstanding liabilities and indebtedness, and (iii) agree to satisfy certain payables of the Company at Closing as further detailed in the Arrangement Agreement.

The Transaction is subject to the approval of at least two-thirds of the votes cast by the Company shareholders.

(6)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

1	Nature of operations and liquidity risk (continued)

Aditxt Transaction (continued)

The Transaction is conditional upon Aditxt raising at least US$20 million in financing (the “Aditxt Financing”) prior to Closing. In addition, completion of the Transaction is subject to other customary conditions, including the receipt of all necessary court, regulatory and stock exchange approvals. Subject to the receipt of all required approvals, Closing is currently expected during calendar Q3.

The Arrangement Agreement contains customary terms and conditions, including non-solicitation provisions which are subject to Appili’s right to consider and accept a superior proposal subject to a matching right in favour of Aditxt. The Arrangement Agreement also provides for the payment of a termination fee of $1.25 million by Aditxt to the Company in certain circumstances.

The date of completion of the Transaction and other terms in the Arrangement Agreement were amended subsequent to June 30, 2024, as detailed in note 12.

Going concern

These unaudited interim condensed consolidated financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they come due.

For the period ended June 30, 2024, the Company reported a loss of $1,584,911 (June 30,2023 - $1,548,559) and an accumulated deficit of $70,678,027 (June 30,2023 - $66,860,765). In addition to repaying or refinancing the Company’s debt facilities that mature in the next twelve months and funding its ongoing working capital requirements, the Company must secure sufficient funding through financing activities to cover research and development expenditures to advance the programs in its pipeline that are planned for the next twelve months. These circumstances lend significant doubt as to the ability of the Company to fund planned expenditures and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern.

The ability of the Company to repay or refinance its debt facilities and fund working capital requirements to advance its programs in its pipeline is dependent on successfully closing the proposed transaction with Aditxt or raising additional financing through equity and/or non-dilutive funding and/or partnerships. There can be no assurance that additional financing will be available on acceptable terms or at all. If the Company is unable to obtain additional financing when required, Appili may have to substantially reduce or eliminate planned expenditures. Management is evaluating alternatives to secure additional financing so that the Company can continue to operate as a going concern. Nevertheless, there is no assurance that these initiatives will be successful.

The Company’s ability to continue as a going concern is dependent on its ability to successfully complete the proposed transaction with Aditxt and/or raise funding to satisfy its debt and working capital requirements and fund its research and development programs. These interim condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

(7)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

2.	Basis of preparation

The Company prepares its unaudited interim condensed consolidated financial statements in accordance with IFRS Accounting Standards and Part I of the Chartered Professional Accountants of Canada Handbook – Accounting.

These unaudited interim condensed consolidated financial statements have been prepared in accordance with IFRS Accounting Standards applicable to the preparation of interim condensed consolidated financial statements, including IAS 34, International Accounting Standards 34 “Interim Financial Reporting”. Accordingly, certain information normally included in annual consolidated financial statements prepared in accordance with IFRS Accounting Standards, have been omitted or condensed. The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s annual audited financial statements for the year ended March 31, 2024. The accounting policies used are consistent with those used in the audited financial statements.

The policies applied in these unaudited interim condensed consolidated financial statements are based on IFRS Accounting Standards issued and outstanding as of August 13, 2024, the date the Board of Directors approved the unaudited interim condensed consolidated financial statements.

3	Critical accounting estimates and judgments

These unaudited interim condensed consolidated financial statements for the three months ended June 30, 2024 have been prepared using the same policies and methods as the annual audited consolidated financial statements of the Company. Refer to note 3 of the Company’s annual audited consolidated financial statements for the year ended March 31, 2024 for more information on accounting estimates and judgements applied.

4	Accounts receivable

	June 30,	March 31,
	2024	2024
	$	$

Sales tax receivable	88,996	71,310
Amounts due from USAFA	1,661,744	1,075,028
Other receivable	11,697	11,697
	1,762,437	1,158,035

(8)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

4	Accounts receivable (continued)

During the prior year, the Company entered into a contract with US Air Force Academy (“USAFA”) to fund the early-stage development and regulatory activities for ATI-1701 amounting to US$13,966,218 (CAD$18,752,441). Of this amount, US$10,940,578 (CAD$14,824,483) is allotted and currently available. If additional funds are not made available by USAFA, then the agreement will be terminated, and the Company is not obligated to continue with the related research activities or incur costs in excess of the amount allotted.

Under the terms of its contract with USAFA, the Company will be reimbursed for direct costs and labour costs associated with budgeted program activities, and a portion of its overhead costs. The contract period of performance is May 5, 2023 to September 30, 2025. In the event of a termination, USAFA will retain the USAFA purpose licence for the invention, copyright work, and data made or developed under the contract.

For the three months ended June 30, 2024, the Company recognized the reimbursement of costs of $2,477,185 (June 30, 2023 - $914,576), as government assistance.

5	Due to related party and related transactions

The Company’s Chair of the Board of Directors (formerly Chief Executive Officer) is a partner of Bloom Burton & Co. (’‘Bloom Burton’’), which is a principal shareholder of the Company. For the three months ended June 30, 2024, the Company accrued $13,000 (June 30, 2023 - $nil) in directors fees for services performed as the Chair. As at June 30, 2024, $13,000 (June 30, 2023 - $nil) is included in accounts payable and accrued liabilities owing to the Chair and $nil (June 30, 2023 - $212,572) owing to the former Chief Executive Officer in accordance with his employment contract, which was terminated on November 12, 2022 due to his change in role. The Company granted 200,000 options (June 30, 2023 – 975,000) to the former Chief Executive Officer during the three months ended June 30, 2024.

For the three months ended June 30, 2024, the Company was charged $nil (June 30, 2023 - $66,568) for consulting services in relation to business development activities performed by Bloom Burton Securities Inc., an affiliate of Bloom Burton.

On April 26, 2024, the Company obtained an additional unsecured second bridge loan from Bloom Burton amounting to $300,000. On June 28, 2024, an addition $100,000 was advanced on the unsecured second bridge loan (see note 6).

As at June 30, 2024, the principal and interest outstanding under the original bridge loan and the second bridge loan was $743,632 (March 31, 2024 - $300,000) and the fair value of the bridge loans were determined to be $660,478 (March 31, 2024- $281,687), included in long-term debt.

(9)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

6	Long-term debt

	June 30,	March 31,
	2024	2024
	$	$

ACOA Business Development Program interest-free loan with a maximum contribution of $500,000 repayable in 120 equal monthly payments of $4,167 beginning April 1, 2018. As at June 30, 2024, the principal outstanding was $225,000 (March 31, 2024- $237,500) and has been recorded at an effective interest rate of 12%.	173,200	180,400

ACOA Business Development Program interest-free loan with a maximum contribution of $500,000 repayable in 84 equal monthly payments of $5,952 beginning January 1, 2019. As at June 30, 2024, the principal outstanding was $160,736 (March 31, 2024- $178,592) and has been recorded at an effective interest rate of 12%.	140,200	153,600

ACOA Business Development Program interest-free loan with a maximum contribution of $474,839 repayable in 120 equal monthly payments of $3,960 beginning March 1, 2020. As at June 30, 2024, the principal outstanding was $304,560 (March 31, 2024- $316,440) and has been recorded at an effective interest rate of 12%.	211,800	217,200

ACOA Atlantic Innovation Fund (‘AIF’) interest-free loan with a maximum contribution of $2,803,148. Annual repayments, commencing December 1, 2021 are calculated as 5% of gross revenue from resulting products for the preceding fiscal year. As at June 30, 2024, the amount drawn down on the loan is $2,796,139 (March 31, 2024- $2,796,139) and has been recorded at an effective interest rate of 26.8%.	454,200	466,400

Long Zone Holdings Inc. (LZH) secured loan bearing an interest rate of the higher of 11% or the US prime lending rate plus 3.25% per year plus 4% per year fixed maintenance fee (compounded quarterly, with a maturity date of March 15, 2025. As at June 30, 2024, the principal outstanding was nil (March 31, 2024- US$3,600,000)	-	4,751,898

LZH revised first tranche secured loan of US$4,288,710 (CAD$5,811,202), outstanding as at June 30, 2024 (March 31, 2024- $nil). See details of the loan disclosed below.	5,608,146	-

Long Zone Holdings Inc. (LZH) secured loan bearing an interest rate of the higher of 11% or the Canadian prime lending rate plus 4.3% per year, plus 4% per year fixed maintenance fee, compounded quarterly, with a maturity date of March 15, 2025. As at June 30, 2024, the principal outstanding was $nil (March 31, 2024- $2,500,000)	-	2,133,672

LZH revised second tranche secured loan of $2,934,247, outstanding as at June 30, 2024 (March 31, 2024- $nil). See details of loan disclosed below.	2,804,026	-

Bloom Burton unsecured original bridge loan bearing an interest rate of 1% per annum for the first month increasing to 2% thereafter (average rate during the period was 2% (June 30, 2023 - 1%) and matures the earlier of July 31, 2024 or certain corporate events. As at June 30, 2024, the principal and interest outstanding was $305,468 (March 31, 2024- $300,000)	293,817	281,687

Bloom Burton unsecured second bridge loan bearing an interest rate of 10% per annum and matures the earlier of April 26, 2025 or the occurrence of the change in control of the Company. As at June 30, 2024, the principal and interest outstanding was $438,164 (March 31, 2024- $nil)	366,661	-
	10,052,049	8,184,857

Less: Current Portion	(9,201,749)	(7,309,657)
	850,300	875,200

(10)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

6	Long-term debt (continued)

ACOA Loans

Total contributions received, less amounts that have been repaid as at June 30, 2024 for ACOA loans, were $3,486,435 (March 31, 2024 - $3,528,671). Certain ACOA loans require approval by ACOA before the Company can pay dividends or other distributions, or before there is any change in ownership of the Company.

Bloom Burton unsecured bridge loan

On April 26, 2024, the Company obtained a second bridge loan from Bloom Burton amounting to $300,000. The second bridge loan bears an interest at 10% per annum and is due the earlier of April 26, 2025, or the occurrence of a change in control of the Company, as detailed in the GRID promissory agreement. On June 28, 2024, the Company and Bloom Burton agreed to advance an additional $100,000 and increase the principal outstanding on the second bridge loan to $400,000.

The second bridge loan was recorded at fair value at inception. The fair value was calculated using the discounted cashflow method using a discount rate of 24% based on the estimated market interest rate of comparable debt. The fair value for the second bridge loan was determined to be $356,472 and the discount of $43,528 has been accounted for as a transaction with a shareholder and credited to equity as contributed surplus.

Interest on the second bridge loan is accrued monthly, commencing May 31, 2024. Prior to the maturity date, interest accrued under the loan is added to the principal amount.

LZH Secured Loans

On April 1, 2024, the Company and the lender, LZH, entered into a consent and waiver agreement which restructured the terms of the two loan arrangements:

●	The first tranche of the loan, including all fees and accrued interest thereon, will be repayable in two lump sum payments:

o	A payment of US$ 2,100,132 is due on the closing of the Transaction with Aditxt if the transaction is closed by June 30, 2024. In the event the transaction closes after that date the payment will increase by a late payment fee of US$1,553 per day until the payment is made. The Company currently expects the transaction will close by September 30, 2024.

o	A payment of US$2,047,216 due on December 31, 2024.

(11)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

6	Long-term debt (continued)

●	The second tranche of the loan, including all fees and accrued interest thereon, will be repayable in two lump sum payments:

o	A payment of $1,454,121 is due on the closing of the Transaction with Aditxt if the transaction is closed by June 30, 2024. In the event the transaction closes after that date the payment will increase by a late payment fee of $1,062 per day until the payment is made. The Company currently expects the transaction will close by September 30, 2024.

o	A payment of $1,383,116 due on December 31, 2024.

●	The consent and waiver agreement provided the requisite consent to the Transaction (see note 1) and agreed to waive the requirement to secure additional funding and maintain a minimum cash balance of US$360,000 until December 31, 2024, or in the event that the Transaction does not close.

●	With respect to the interest payment due on March 31, 2024, of $191,545 relating to the first tranche and $96,610 relating to the second tranche, LZH agreed to capitalize the interest and add it to the principal of the loans.

●	The Company agreed to pay LZH legal costs associated with the amendment amounting to $18,000, which has been recorded as an expense in the interim condensed consolidated statements of loss and comprehensive loss for the period.

The Company has accounted for this arrangement as an extinguishment of the initial two tranches. The Company has elected to account for the new tranches at fair-value through profit and loss (“FVTPL”) at inception and has valued the instruments based on the new terms under the consent and waiver agreement. The instruments will subsequently be measured at fair value at each balance sheet date, with changes in value being recognized in net income (loss). A loss on extinguishment of $1,017,530 was recognized as a result of this arrangement.

In the determination of their fair value, management assumed that the Transaction with Aditxt would close on September 30, 2024, and has included late payment fees of US$152,915 and $97,671 for the first and second tranche respectively, as the transaction had not closed by June 30, 2024. A discount rate of 24% was applied to the estimated cashflows in determining the fair value. If the discount rate used by management was 5% higher or 5% lower in the June 30, 2024 valuation the fair value of the loans would decrease by $136,000 or increase by $141,000, respectively

(12)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

6	Long-term debt (continued)

The fair value of the LZH secured loan is as follows:

$
LZH secured loan - March 31, 2024	6,885,570
Accreted interest	-
Interest added to principal	289,646
Loss on extinguishment of loans	727,884
Change in fair value of loans	456,038
Unrealized foreign exchange gain	53,033
LZH secured loan - June 30, 2024	8,412,171

Minimum annual repayments of long-term debt over the next five years (listed below), do not include potential ACOA Atlantic Innovation Fund repayments beyond 2024, since these are not determinable at this time:

$
Year ending March 31, 2025	9,201,749
March 31, 2026	118,381
March 31, 2027	101,342
March 31, 2028	75,325
March 31, 2029	72,250
9,569,047

Net debt reconciliation

	June 30,	March 31,
	2024	2024
	$	$
Balance - Beginning of period	8,184,857	7,665,345
Accreted interest, cash	(18,814)	(72,521)
Accreted interest	45,692	485,576
Unrealized foreign exchange translation (LZH)	53,033	(35,356)
Net proceeds from bridge loans	400,000	300,000
Interest added to principal (LZH)	289,646	-
Loss on extinguishment of loans (LZH)	727,884	-
Fair value of adjustment recorded of LZH loans	456,038	-
Fair value of adjustment recorded of bridge loans	(43,528)	(61,764)
Repayment of debt	(42,759)	(96,423)
Balance - End of period	10,052,049	8,184,857
Less: Current Portion	(9,201,749)	(7,309,657)
Non-current portion	850,300	875,200

(13)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

7	Share capital

Authorized

Unlimited number of Class A common shares

Unlimited number of Class B non-voting common shares (nil outstanding)

Unlimited number of preferred shares (nil outstanding)

Issued

Class A common shares

	Number of
	Shares	Amount
	#	$
Balance - March 31, 2024 and June 30, 2024	121,266,120	42,323,359

8	Contributed surplus

The change in contributed surplus as presented in the consolidated statements of changes in shareholders’ equity is as follows:

Amount
$
Balance- March 31, 2023	6,412,963
Vesting of stock options	147,346
Balance- June 30, 2023	6,560,309
Vesting of stock options	44,000
Fair value adjustment of Bridge Loan	61,764
Warrants expired	6,203,902
Balance- March 31, 2024	12,869,975
Vesting of stock options	80,014
Warrants expired	140,000
Fair value of related party loan (see note 6)	43,528
Balance- June 30, 2024	13,133,517

The Board of Directors of the Company has established a stock option plan (the “Plan”) under which options to acquire common shares of the Company are granted to directors, employees and other advisors of the Company. The maximum number of common shares issuable under the Plan shall not exceed 10% of the issued and outstanding common shares at the date of the grant. If any option expires or otherwise terminates for any reason without having been exercised in full, or if any option is exercised in whole or in part, the number of shares in respect of which option is expired, terminated or was exercised shall again be available for the purposes of the Plan.

(14)

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

8	Contributed surplus (continued)

Stock options are granted with an exercise price determined by the Board of Directors, which is the market price of the shares on the day preceding the award. The term of the option is determined by the Board of Directors, not to exceed ten years from the date of grant. The vesting of the options is determined by the Board and is typically 33 1/3% every year after the date of grant.

In the event that the option holder should die while he or she is still a director, employee or other advisor of the Company, the expiry date shall be one (1) year from the date of death of the option holder, not to exceed the original expiry date of the option. In the event that the option holder ceases to be a director, employee or other advisor of the Company other than by reason of death or termination, the expiry date of the option shall be three (3) months following the date the option holder ceases to be a director, employee or other advisor of the Company, not to exceed the original expiry date of the option.

On May 15, 2023, the Company granted 4,673,250 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years. 3,487,500 options vest immediately and 1,185,750 will vest over a period of three years.

On November 15, 2023, the Company granted 140,000 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years and will vest immediately.

On April 29, 2024, the Company granted 3,563,281 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years. 1,779,000 options vest immediately and 1,784,281 will vest over a period of three years.

The fair value of stock options is estimated using the Black-Scholes valuation model. Due to the absence of company specific volatility rates, the Company determined the expected volatility of these stock options using the average volatility of biotechnology companies traded on the Toronto Stock Exchange and the TSX Venture Exchange.

Option activity for the three months ended June 30, 2024 and June 30, 2023 were as follows:

		June 30, 2024		June 30, 2023
		Weighted		Weighted
		average		average
	Number	exercise price	Number	exercise price
	#	$	#	$
Outstanding - Beginning of period	7,957,000	0.06	3,168,750	0.10
Granted	3,563,281	0.04	4,673,250	0.04
Outstanding - End of period	11,520,281	0.06	7,842,000	0.06

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Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

8	Contributed surplus (continued)

During the three months ended June 30,2024, 3,563,281 stock options (June 30, 2023– 4,673,250) with a weighted average exercise price of $0.04 (June 30, 2023 - $0.04) and a term of 10 years (June 30, 2023 – 10 years) were granted to the employees. The value of these stock options was estimated at $142,531 (June 30, 2023 - $186,930) which is a weighted average grant date value per option of $0.04 (June 30, 2023 - $0.04) using the Black -Scholes valuation model and the following weighted average assumptions:

	June 30, 2024	June 30, 2023
Risk-free interest rate	3.75%	3.83%
Expected volatility	120%	120%
Expected life (years)	10	10
Dividend yield	-	-

9	Warrants

Warrant activity for the three months ended June 30, 2024 and June 30, 2023 were as follows:

		Weighted
		average
	Number	exercise price
	#	$
Outstanding - March 31, 2023 and June 30, 2024	58,247,879	0.49
Expired	(13,391,005)	1.29
Outstanding - March 31, 2024	44,856,874	0.25
Expired	(3,500,000)	0.10
Outstanding - June 30, 2024	41,356,874	0.27

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Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

10	Financial instruments

Financial instruments are defined as a contractual right or obligation to receive or deliver cash on another financial asset. The following table sets out the approximate fair values of financial instruments as at the consolidated statements of financial position dates with relevant comparatives:

	June 30, 2024		March 31, 2023
	Carrying Value	Fair Value	Carrying Value	Fair Value
	$	$	$	$
Cash	301,265	301,265	94,493	94,493
Amounts Receivable	1,673,441	1,673,441	1,086,725	1,086,725
Accounts Payable and accrued liabilities	4,524,115	4,524,115	4,183,176	4,183,176
Long-term debt	10,052,049	10,052,049	8,184,857	8,184,857

Assets and liabilities, such as commodity taxes, that are not contractual and arise as a result of statutory requirements imposed by governments, do not meet the definition of financial assets or financial liabilities and are, therefore, excluded from amounts receivable and accounts payable and accrued liabilities in this table.

Fair value of items, which are short-term in nature, has been deemed to approximate their carrying value. The above-noted fair values, presented for information only, reflect conditions that existed only at June 30, 2024, and do not necessarily reflect future value or amounts, which the Company might receive if it were to sell some or all of its assets to a willing buyer in a free and open market.

The fair value of the long-term debt is estimated based on the expected interest rates for similar borrowings by the Company at the unaudited interim condensed consolidated statements of financial position dates. At June 30, 2024, the fair value is estimated to be equal to the carrying amount. The inputs into the determination of the fair value of the long-term debt, including the discount rate, are classified as Level 3 in the fair value hierarchy.

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Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three months ended June 30, 2024 and 2023

10	Financial instruments (continued)

The following table outlines the contractual repayments for long-term debt, which includes loans with a set repayment schedule, as well as loans that are repayable based on a percentage of revenues, for the Company’s financial liabilities. The long-term debt is comprised of the contributions received described in note 6 as at June 30, 2024:

	Total	Year 1	Years 2 to 3	Years 4 to 5	After 5 Years
	$	$	$	$	$
Accounts payable and accrued liabilities	4,524,115	4,524,115	-	-	-
Long-term debt	13,350,698	10,067,117	361,093	336,975	2,585,513
	17,874,813	14,591,232	361,093	336,975	2,585,513

11	Contingencies

The Company is currently party to a lawsuit by a previous employee with a demand amount of US$360,000. The Company’s management believes the litigation is frivolous and does not consider the exposure to such litigation to be material, although this cannot be predicted with certainty.

12	Subsequent events

On July 2, 2024, the Company and Aditxt amended certain terms in the Arrangement Agreement as follows: (a) the Outside Date (as defined in the Arrangement Agreement) was changed from July 31, 2024 to August 30, 2024; (b) the deadline to convene the Company’s special shareholders’ meeting was changed from June 30, 2024 to August 30, 2024; and (c) the deadline for Aditxt to complete the Financing (as defined in the Arrangement Agreement) was changed from June 30, 2024 to August 30, 2024 or such later date as the Parties may agree in writing.

On July 17, 2024, the Company and Bloom Burton agreed to extend the original bridge loan with principal outstanding of $300,000, together with all accrued and capitalized interest thereon, to the earlier of: (i) the date of the Transaction is completed, or (ii) September 30, 2024.

On July 18, 2024, the Company and Aditxt further amended certain terms of the Arrangement Agreement as follows: (a) the Outside Date (as defined in the Arrangement Agreement) was changed from August 30, 2024 to September 30, 2024, (b) the deadline to convene the Company’s special shareholders’ meeting was changed from August 30, 2024 to September 30, 2024, and (c) the deadline for Aditxt to complete the Financing (as defined in the Arrangement Agreement) was changed from August 30, 2024 to September 15, 2024 or such later date as the parties may agree in writing.

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